Exhibit 99.1

BIODEL REPORTS THIRD QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

DANBURY, Conn., August 8, 2012 Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third fiscal quarter ended June 30, 2012.

Highlights since beginning of third fiscal quarter

•

Completion of $18.5 million financing with institutional investors.

•

Obtained exclusive license to Aegis Therapeutics' technologies for development and commercialization of glucagon pharmaceutical formulations.

•

Liquid formulation of glucagon for the treatment of severe hypoglycemia remains on track for projected NDA submission in early 2014.

•

Presented positive Phase 1 clinical data at the American Diabetes Association 72nd Scientific Sessions for lead recombinant human insulin-based ultra-rapid-acting candidates BIOD-123 and BIOD-125; BIOD-123 on track for advancement into Phase 2 clinical trial this quarter with top line data projected for third calendar quarter of 2013.

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Analog-based ultra-rapid-acting insulin remains on target for top line Phase 1 data in first calendar quarter of 2013.

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Awarded NIH grant of $582,473 to develop concentrated ultra-rapid-acting insulin formulations for use in artificial pancreas.

•

Regained compliance with NASDAQ minimum bid price listing requirement.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated:  “We have continued to build on our momentum by achieving milestones that keep us on track to generate top line Phase 1 data for our analog-based ultra-rapid-acting insulin in the first calendar quarter of 2013, generate top line Phase 2 safety and efficacy data for BIOD-123 in the third calendar quarter of 2013 and submit an NDA for a liquid formulation of glucagon for the treatment of severe hypoglycemia in early 2014.  The recent financing extends our runway and enables us to reach all of these value building milestones without the need for additional financing.”

Third Quarter Financial Results

Biodel reported a net loss for the three months ended June 30, 2012 of $6.1 million, or $0.52 per share, compared to a net loss of $4.0 million, or $0.48 per share, for the same period in the prior year.

Research and development expenses were $3.0 million for the three months ended June 30, 2012, compared to $2.9 million for the same period in the prior year.

Exhibit 99.1

General and administrative expenses were $1.8 million for the three months ended June 30, 2012, compared to $2.4 million for the same period in the prior year. The decrease in general and administrative expenses was primarily attributable to lower stock-based compensation expense.

Expenses for the three months ended June 30, 2012 and 2011 included costs of $0.3 million and $1.3 million, respectively, in stock-based compensation expense related to options granted to employees and non-employee directors. In addition, the results for the three months ended June 30, 2012 and 2011 included an increase of $1.4 million and a decrease of $1.4 million, respectively, in the fair value of the company’s common stock warrant liability.

Biodel did not recognize any revenue during the three months ended June 30, 2012 or 2011.

On June 11, 2012, the company effected a one-for-four reverse split of its outstanding common stock and fixed on a post-split basis the number of authorized shares of its common stock at 25,000,000 (reduced from 100,000,000 authorized shares). As a result of the reverse stock split, each share of the company's common stock outstanding at the effective time was automatically changed into one-quarter of a share of common stock. Also as a result of the reverse stock split, the number of shares of common stock subject to outstanding options restricted stock units and warrants issued by the company and the number of shares reserved for future issuance under the company’s stock plans were reduced by a factor of four.

On June 27, 2012, the company completed a private placement of an aggregate of 4,250,020 shares of the company’s common stock, 3,605,607 shares of the company’s series B convertible preferred stock and warrants to purchase an aggregate of 2,749,469 shares of its common stock at an exercise price of $2.66 per share. The company received net proceeds, after deducting placement agents’ fees and other transaction expenses, of approximately $17.2 million from the 2012 private placement.

At June 30, 2012, Biodel had cash and cash equivalents of $43.7 million and 14.0 million and 5.4 million shares of common stock and convertible preferred stock outstanding, respectively.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on August 8, 2012 beginning at 5:00 p.m. Eastern Daylight Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com . An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 15900969.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes and our liquid formulation of glucagon that is intended to treat patients experiencing severe hypoglycemia; our ability to advance a proprietary insulin formulation into a Phase 2 clinical trial in a timely manner, and the outcome of that trial; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a liquid formulation of glucagon; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a liquid formulation of glucagon; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates

Exhibit 99.1

ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended March 31, 2012. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	June 30,
	2011	2012
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$38,701	$43,691
Restricted cash	60	1,060
Taxes receivable	35	34
Other receivables	1	—
Prepaid and other assets	399	416

Total current assets	39,196	45,201
Property and equipment, net	2,253	1,662
Intellectual property, net	49	47
Long term other assets	7	—

Total assets	$41,505	$46,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$222	$180
Accrued expenses:
Clinical trial expenses	763	427
Payroll and related	1,118	1,113
Accounting and legal fees	191	287
Severance	688	306
Other	204	382
Income taxes payable	103	73

Total current liabilities	3,289	2,768

Common stock warrant liability	996	7,182
Other long term liabilities	142	—

Total liabilities	4,427	9,950
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,813,944 and 5,419,551 issued and outstanding	18	54
Common stock, $.01 par value; 25,000,000 shares authorized; 9,661,868 and 13,982,826 issued and outstanding	96	140
Additional paid-in capital	212,310	226,980
Deficit accumulated during the development stage	(175,346)	(190,214)

Total stockholders’ equity	37,078	36,960

Total liabilities and stockholders’ equity	$41,505	$46,910

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)

Consolidated Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

					December 3,
					2003
	Three Months Ended		Nine Months Ended		(inception) to
	June 30,		June 30,		June 30,
	2011	2012	2011	2012	2012
Revenue	$—	$—	$—	$—	$—

Operating expenses:
Research and development	2,941	2,956	11,349	7,952	138,081
General and administrative	2,382	1,776	7,264	5,626	62,572

Total operating expenses	5,323	4,732	18,613	13,578	200,653
Other (income) and expense:
Interest and other income	(20)	(15)	(30)	(56)	(5,622)
Interest expense	—	—	—	—	78
Adjustment to fair value of common stock warrant liability	(1,355)	1,355	(3,890)	1,354	(10,003)
Loss on settlement of debt	—	—	—	—	627

Operating loss before tax provision (benefit)	(3,948)	(6,072)	(14,693)	(14,876)	(185,733)
Tax provision (benefit)	26	(21)	32	(8)	(579)

Net loss and other comprehensive loss	(3,974)	(6,051)	(14,725)	(14,868)	(185,154)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss and other comprehensive loss applicable to common stockholders	$(3,974)	$(6,051)	$(14,725)	$(14,868)	$(190,214)

Net loss and other comprehensive loss per share — basic and diluted	$(0.48)	$(0.52)	$(2.06)	$(1.44)

Weighted average shares outstanding — basic and diluted	8,254,413	11,600,003	7,158,806	10,320,558

BIOD-G

Contact: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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